UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )
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STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 18, 2006
To the Stockholders of Stone Energy Corporation:
     The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Stone Energy Corporation (the “Company”) will be held on Thursday, May 18, 2006 at 10:00 a.m., local time, in Gallery “C” of the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, for the following purposes:
(1)	To elect four directors to serve until the 2009 Annual Meeting of Stockholders;

(2)	To ratify the appointment of Ernst & Young LLP, the Company’s independent registered public accounting firm during 2005, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006;

(3)	To transact such other business as may properly come before such meeting or any adjournment(s) thereof.
     The close of business on March 22, 2006, was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.
     You are cordially invited to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or via the Internet. For detailed information regarding voting instructions, please refer to the section entitled “Voting by Mail, via the Internet or by Telephone” on page 2 of the Proxy Statement. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors,

Andrew L. Gates, III
Senior Vice President, General Counsel
and Secretary
Lafayette, Louisiana
March 28, 2006

STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

PROXY STATEMENT

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday, May 18, 2006 at 10:00 a.m., local time, in Gallery “C” of the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (“Common Stock”). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 10, 2006.
PURPOSE OF MEETING
     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.
VOTING RIGHTS AND SOLICITATION
Voting
     At the close of business on March 22, 2006, the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 27,180,126 shares of Common Stock outstanding, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to receive notice of and to vote at the Annual Meeting.
     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.
     The Company’s annual report to stockholders for the year ended December 31, 2005, including its Form 10-K as filed with the Securities and Exchange Commission, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.
Voting by Mail, via the Internet or by Telephone
     Stockholders whose shares are registered in their own name may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, such proxies will be voted FOR each of the nominees of the Board of Directors, FOR the ratification of the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

     If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may nevertheless be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage firm for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.
Recommendations of the Board of Directors
     The Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 22, 2006 (unless otherwise indicated) of (i) each person known by the Company to own beneficially more than five percent of its outstanding Common Stock, (ii) the Company’s Chief Executive Officer during 2005 and each of the Company’s other four most highly compensated executive officers who were serving as executive officers at the end of 2005, (iii) each of the Company’s directors and nominees and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Beneficial Ownership (1)
		Percent of
		Outstanding
Name of Beneficial Owner	Shares	Common Stock
Barclays Global Investors, N.A. (2)	3,309,494	12.2%
Mac-Per-Wolf Company (3)	2,062,789	7.6%
Dimensional Fund Advisors (4)	1,819,072	6.7%
Artisan Partners Limited Partnership (5)	1,662,464	6.1%
James H. Stone (6)	1,396,217	5.1%
David H. Welch	107,088	*
Andrew L. Gates, III	59,500	*
Craig L. Glassinger	65,300	*
Jerome F. Wenzel, Jr.	11,500	*
Peter K. Barker	20,933	*
Robert A. Bernhard (7)	148,325	*
George R. Christmas	11,133	*
B. J. Duplantis	30,345	*
Raymond B. Gary (8)	82,542	*
John P. Laborde	41,270	*
Richard A. Pattarozzi	19,933	*
Kay G. Priestly (9)	*	*
David R. Voelker (10)	203,365	*
Executive Officers and Directors as a group (consisting of 18 persons)	2,409,351	8.9%

*	Less than 1%.

(1)	Under the regulations of the Securities and Exchange Commission, shares are deemed to be “beneficially owned” by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (i) Mr. Stone include 75,200 shares, (ii) Mr. Welch include 40,000 shares, (iii) Mr. Gates include 51,400 shares, (iv) Mr. Glassinger include 56,200 shares, (v) Mr. Wenzel include 2,000 shares, (vi) Messrs. Barker, Duplantis, Gary, Laborde, Voelker, and Pattarozzi each include 18,333 shares, (vii) Mr. Bernhard include 13,333 shares, (viii) Mr. Christmas include 8,701 shares and (ix) the executive officers and directors as a group include 529,231 shares, that may be acquired by such persons within 60 days through the exercise of stock options. Unless otherwise noted, the address for each beneficial owner is c/o Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.

(2)	Barclays Global Investors, N.A.’s address is 45 Fremont Street, San Francisco, California 94105. The number of shares held is based on information obtained from third parties.

(3)	Mac-Per-Wolf Company’s address is 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606. The number of shares held is based on information obtained from third parties. This reporting person reports on behalf of its two subsidiaries, PWMCO, LLC and Perkins, Wolf, McDonnell and Company, LLC, in which Janus Capital Management LLC owns an interest.

(4)	Dimensional Fund Advisors’ address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The number of shares held is based on information obtained from third parties.

(5)	Artisan Partners Limited Partnership’s address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. The number of shares held is based on information obtained from third parties. Artisan Partners is an investment adviser with Artisan Investment Corporation as the general partner and Andrew A. Ziegler and Carlene Murphy Ziegler as principal stockholders of the corporation.

(6)	Mr. Stone’s address is 909 Poydras, Suite 2650, New Orleans, Louisiana 70112. Includes shares owned by two partnerships known as James H. Stone Interests and James H. Stone Interests II, of which Mr. Stone disclaims any pecuniary interest with respect to 59,226 and 16,234 shares, respectively. Also includes 7,620 shares held by Thomas Stone as custodian for the benefit of Mr. Stone’s two minor children, to which Mr. Stone disclaims any pecuniary interest. Also includes 1,045 shares owned by a limited liability company in which Mr. Stone has a 4% interest.

(7)	Includes 30,000 shares held by the Bernhard Trust “B” of which Mr. Bernhard is the trustee and a potential beneficiary, and 2,000 shares held by Mr. Bernhard’s wife.

(8)	Includes 20,000 shares owned by Mr. Gary’s wife.

(9)	Ms. Priestly is a director nominee.

(10)	Includes 72,440 shares owned by two trusts for the benefit of Mr. Stone’s children, of which Mr. Voelker is a trustee, 85,970 shares owned by Frantzen/Voelker Investments, L.L.C., in which Mr. Voelker owns a 20% interest. Mr. Voelker disclaims any pecuniary interest with respect to the shares owned by the trusts for the benefit of Mr. Stone’s children.
ELECTION OF DIRECTORS
     Currently, 10 directors serve on the Company’s Board of Directors. Four directors are to be elected at the Annual Meeting. The Company’s Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of the Company’s Annual Meetings of Stockholders in 2006, 2007 and 2008, respectively. Peter K. Barker, Raymond B. Gary, Kay G. Priestly, and David R. Voelker have been nominated to serve in Class I and, if elected, will serve until the Company’s 2009 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Three of the four nominees for director currently serve as a director of the Company, and Kay G. Priestly has been nominated to serve as a director of the Company to fill the position vacated by D. Peter Canty when he resigned in 2005. The remaining seven directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2007 or 2008. The Bylaws of the Company allow for a maximum of 13 directors. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and “broker non- votes” will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.
     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the Class I nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOUR NOMINATED DIRECTORS.
     The following table sets forth information regarding the names, ages as of April 1, 2006 and principal occupations of the nominees and directors, other directorships in certain companies held by them and the length of continuous service as a director of the Company.

	Principal Occupation and Directorships	Director Since	Age
Class I Nominees
Raymond B. Gary	Advisory Director, Morgan Stanley & Co. Inc., an investment banking firm	1993	77

David R. Voelker	Owner, Frantzen-Voelker Investments, a personal holding investment company	1993	52

Peter K. Barker	Retired Partner, Goldman Sachs & Co., an investment banking firm, Director, Avery Dennison Corporation, a consumer and industrial products manufacturer	2000	57

Kay G. Priestly	Vice President, Entergy Corporation, an integrated energy company	New Nominee	50

Class II Directors
George R. Christmas	Retired Lieutenant General, U.S. Marine Corps, President, Marine Corps Heritage Foundation, a private, non-profit organization	2003	66

B. J. Duplantis	Senior Partner of the law firm of Gordon, Arata, McCollam, Duplantis & Eagan	1993	66

John P. Laborde	Retired Chairman Emeritus, Tidewater Inc., Director, Stewart Enterprises, Inc. and VT Halter Marine, Inc., Chairman, Laborde Marine Lifts, Inc. and Laborde Products, Inc.	1993	82

Richard A. Pattarozzi	Former Vice President of Shell Oil Company, an oil and gas company, Director, Tidewater Inc., Transocean Inc., Global Industries, Ltd., Superior Energy Services Inc. and FMC Technologies Inc.	2000	62

Class III Directors
Robert A. Bernhard	Consultant, MB Investment Partners, an investment advisory firm, and a non-voting member of McFarland, Dewey and Co. LLC, an investment banking firm	1993	77

	Principal Occupation and Directorships	Director Since	Age
James H. Stone	Chairman of the Board of the Company; Director, Newpark Resources, Inc.	1993	80

David H. Welch	President and Chief Executive Officer of the Company; Director, IberiaBank Corporation	2004	57
     Each of the nominees and directors has been engaged in the principal occupation set forth opposite his name for at least the past five years except as described below.
     David H. Welch was appointed President, Chief Executive Officer and a director of the Company effective April 1, 2004. Mr. Welch most recently served as Senior Vice President of BP America, Inc. since 2003, and Vice President of BP, Inc. since 1999.
     Lieutenant General George R. Christmas was appointed to the Board of Directors of the Company on March 20, 2003. General Christmas retired from active duty in the U.S Marine Corps in September 1996.
     Kay G. Priestly has been nominated to serve as a Class I director upon the recommendation of Mr. Welch, the Company’s President and Chief Executive Officer. Ms. Priestly is Vice President, Risk Management and General Auditor, for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations. Ms. Priestly is a former managing partner of Arthur Andersen’s New Orleans office, a former member of Arthur Andersen’s global executive team, and is the former Executive Vice President and Chief Operating Officer of American Nursing Services, Inc. Ms. Priestly is a certified public accountant and has over 25 years of diverse financial and management experience.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF ITS NOMINEES.
Meetings and Committees of the Board of Directors
     The Board of Directors held eleven meetings during 2005. Each director attended the 2005 Annual Meeting in accordance with the Company’s policy that each director attend the Annual Meeting of Stockholders. None of the incumbent directors attended fewer than 75% of the total meetings of the Board of Directors and the Board committees of which he was a member during 2005. Messrs. Bernhard and Christmas each missed one of the seven special meetings of the Board, and Messrs. Barker, Duplantis and Pattarozzi each missed two of these meetings.
     The Board of Directors has affirmatively determined that the following seven directors have no material relationships with the Company and are independent as defined by the current listing standards of the New York Stock Exchange: Messrs. Barker, Bernhard, Christmas, Duplantis, Gary, Pattarozzi and Voelker.
     The Board of Directors established an Anonymous Reporting Policy and Program to handle anonymously any employee complaint or alleged wrongdoing and to prohibit retaliation against any employee who makes a complaint or reports alleged wrongdoing. Any such complaint or report must be furnished to Peter Barker, Chairman of the Audit Committee. Additionally, the Company established an anonymous reporting hotline through a third party allowing employees to anonymously report any employee complaint or allegations of wrongdoing.
     The Company has the following standing committees:
     Audit Committee. The Audit Committee, which currently consists of Messrs. Barker, Bernhard, Gary and Voelker, met nine times during 2005. The principal functions of the Audit Committee are to (i) annually review and reassess the adequacy of its charter; (ii) review the engagement of an independent registered public accounting firm including the firm’s qualifications and independence; (iii) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (iv) review with management the Company’s major financial risk exposures; (v) review changes to the Company’s significant auditing and accounting principles and practices; (vi) consult with our independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (vii) review the significant reports prepared by the internal auditor; and (viii) assist the Board of Directors in monitoring compliance with legal and regulatory requirements. The Audit Committee has a charter, a current copy of which is available on the Company’s web site (www.stoneenergy.com) and is also attached hereto as Appendix A.
     The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the current listing standards of the New York Stock Exchange.
     The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and is an audit committee financial expert by virtue of having the following attributes through relevant education and/or experience:
(1)	an understanding of generally accepted accounting principles and financial statements;

(2)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4)	an understanding of internal controls and procedures for financial reporting; and

(5)	an understanding of audit committee functions.
     Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Barker, Bernhard, Christmas, Duplantis, Gary, Pattarozzi and Voelker, who are all independent as stated above, met in executive session four times during 2005. Its principal functions are to (i) assist the Company’s Directors in selecting individuals to be nominated for election to serve as directors and to serve on various committees; (ii) annually review and reassess the adequacy of its charter; (iii) lead the Board of Directors in its annual review of the Board’s performance; and (iv) review and assess the adequacy of the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will consider nominees recommended by security holders in accordance with the procedures described below in “Consideration of Director Nominees.” The Nominating and Governance Committee has a charter, a current copy of which is available on the Company’s web site (www.stoneenergy.com).
     Compensation Committee. The Compensation Committee, which currently consists of Messrs. Christmas, Gary, Pattarozzi, and Voelker, met nine times during 2005 and took action by written consent on one occasion. Its principal function is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s stock incentive and incentive compensation plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer except as to options and/or restricted stock granted automatically to Nonemployee Directors under the 2004 Amended and Restated Stock Incentive Plan. There were no compensation committee interlocks between the Company and any other entity during 2005. The Compensation Committee has a charter, a current copy of which is available on the Company’s web site (www.stoneenergy.com).
     Executive Committee. The Executive Committee, which currently consists of Messrs. Duplantis, Stone and Welch, did not meet during 2005. Its principal function is to aid and assist the Company’s management in the day-to-day operation of the Company.
     Investment Committee. The Investment Committee, which currently consists of Messrs. Barker, Bernhard, Stone and Welch, did not meet during 2005. Its principal functions are to determine the investment objectives for the Company’s cash assets and select and supervise one or more investment managers, as necessary.
     Non-Management Committee. The Non-Management Committee, which currently consists of Messrs. Barker, Bernhard, Christmas, Duplantis, Gary, Laborde, Pattarozzi and Voelker, met in executive session four times during 2005 to discuss a broad range of issues. The Non-Management Committee consists of all non-management directors and meets at regularly scheduled executive sessions without management to review and assess the strategic direction of the Company and management’s performance and to assist in planning for the succession of executive officers. Mr. Duplantis was chosen as the presiding director at the non-management committee meetings pursuant to the Company’s Corporate Governance Guidelines.
     Pricing Committee. The Pricing Committee, which currently consists of Messrs. Bernhard, Gary, Stone and Welch, did not meet in 2005. Its principal function is to determine the price at which the Company’s securities are initially sold.
     Reserves Committee. The Reserves Committee, which was formed in 2005 and currently consists of Messrs. Barker, Duplantis, Laborde and Pattarozzi, met three times during 2005. Its principal function is to assist the Company’s management in reviewing and assessing the Company’s policies and procedures in estimating proved reserves. The Board of Directors formed the Reserves Committee on May 18, 2005.

Consideration of Director Nominees
     Stockholder Nominees. The Nominating and Corporate Governance Committee will consider all properly submitted stockholder recommendations of candidates for election to the Board of Directors. The Company’s Bylaws permit stockholders to nominate candidates for election to the Board of Directors provided that such nominees are recommended in writing pursuant to Section 13 in Article III of the Company’s Bylaws not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of the Company’s stockholders. In evaluating the recommendations of stockholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the membership criteria set forth under “—Director Qualifications.”
     Any stockholder recommendations for director nominees should include the candidate name and qualifications as well as the stockholder’s name and should be sent in writing to:

Stone Energy Corporation
Attention: Secretary
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0426 fax
     Identifying and Evaluating Nominees for Directors. The Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors. The Nominating and Governance Committee evaluates candidates for nomination to the Board, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2006 Annual Meeting. The Nominating and Governance Committee is responsible for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. Stockholders may recommend possible director nominees for consideration by the Nominating and Governance Committee as indicated above.
     The Company’s Corporate Governance Guidelines include the qualifications and skills for directors and are available on the Company’s web site (www.stoneenergy.com).
     Director Qualifications. The Company’s Corporate Governance Guidelines contain criteria that apply to nominees as directors recommended by the Nominating and Governance Committee. All candidates must possess the requisite skills and characteristics the Board deems necessary. In addition to an assessment of a director’s qualification as independent, the Nominating and Governance Committee considers diversity, age, skills, and experience in the context of the needs of the Board as to the long-term corporate needs for new and supplemental board expertise. In addition, the Board of Directors looks for recognized achievement and reputation, an ability to contribute to specific aspects of the Company’s activities and the willingness to commit the time and effort required, including attendance at Board meetings and committee meetings of which he or she is a member.
     The Company’s Corporate Governance Guidelines require that a majority of the directors meet the criteria for independence required by the New York Stock Exchange, and the Nominating and Governance Committee considers the independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined to have no material relationship with the Company other than as a director to be considered independent.
Compensation of Directors
     Pursuant to the Company’s 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”), directors of the Company who are not officers or employees of the Company or any of its subsidiaries (“Nonemployee Directors”) receive, upon the date of their initial appointment to the Board of Directors of the Company, a nonqualified stock option to purchase 5,000 shares of Common Stock or 1,600 shares of restricted stock. Further, as of the date of each annual meeting of the stockholders of the Company, each Nonemployee Director, who has already received his initial option grant as described in the preceding sentence, will receive a nonqualified stock option to purchase 5,000 shares of Common Stock or 1,600 shares of restricted stock. Each option will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, qualified, mature shares of Common Stock (valued at fair market value at the date of exercise) or by a combination of such means of payment. Generally, the fair market value of a share of Common Stock on a particular date is equal to the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on such date. Effective as of the date of the Company’s 2005 Annual Meeting of Stockholders, each of Messrs. Barker, Bernhard, Christmas, Duplantis, Gary, Laborde, Pattarozzi, and Voelker was granted 1,600 restricted shares of Common Stock pursuant to the 2004 Plan.
     Except upon the occurrence of a “Change of Control” (as defined in the 2004 Plan), all options granted to

Nonemployee Directors under the 2004 Plan have a maximum term of ten years and will vest in three equal annual installments beginning on the first anniversary of the date of grant, and grants of restricted shares are subject to forfeiture restrictions lapsing over three years, one-third per year. Upon the occurrence of a Change of Control, each option will be exercisable in full and forfeiture restrictions on restricted shares will lapse.
     Each Nonemployee Director is paid $7,500 each quarter, plus $1,500 for attending each board meeting and $1,500 for attending each committee meeting. Each committee chairman is paid an additional $3,000, except the Audit Committee chairman receives $5,000. Each Nonemployee Director is also reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act and related regulations require the Company’s officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of such forms received by it, the Company believes that, during the period from January 1, 2005 to March 22, 2006, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that Mr. Bernhard was late reporting on one Form 5 with respect to one transaction by his wife and that Mr. Laborde was late filing one Form 4 with respect to one transaction due to an inadvertent purchase of 110 shares of the Company’s stock. This purchase was through a management investment account at a bank in New Orleans shortly before Hurricane Katrina. The reporting of the transaction was interrupted by Hurricane Katrina.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
     The following table sets forth annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2005, 2004 and 2003 of those persons who were, at December 31, 2005, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the “named executive officers”).

						Long-Term
		Annual Compensation				Compensation
							Number of
						Restricted	Securities	All Other
Name and						Stock	Underlying	Compensation
Principal Position	Year	Salary	Bonus (2)	Other		Awards (3)	Options	(4)
David H. Welch (1)	2005	$400,000	$160,000	$13,015	(5)	$1,207,125	30,000	$7,782
President and Chief Executive	2004	316,667	200,000	—		1,241,898	100,000	7,021
Officer	2003	—	—	—		—	—	—

James H. Stone	2005	$275,000	$—	$—		$493,100	15,000	$10,716	(6)
Chairman of the Board of	2004	275,000	110,000	—		—	—	10,216	(6)
Directors	2003	275,000	173,250	—		—	3,000	9,716	(6)

Jerome F. Wenzel, Jr.	2005	$176,667	$75,000	$—		$371,630	—	$7,422
Senior Vice President –	2004	40,000	60,000	—		220,175	10,000	2,086
Operations	2003	—	—	—		—	—	—

Andrew L. Gates, III	2005	$200,000	$65,000	$—		$424,720	—	$11,282	(7)
Senior Vice President,	2004	195,417	78,167	—		—	—	10,781	(7)
General Counsel and Secretary	2003	172,500	108,675	—		—	4,000	10,282	(7)

Craig L. Glassinger	2005	$233,333	$75,000	$—		$477,810	—	$11,782	(8)
Executive Vice President –	2004	191,667	108,333	—		—	—	11,282	(8)
Business Development	2003	168,417	106,103	—		—	3,000	10,782	(8)

(1)	Mr. Welch was appointed President and Chief Executive Officer effective April 1, 2004.

(2)	The amounts reflected in the table represent bonuses paid in April 2006, March 2005 and March 2004, respectively, which related to performance in 2005, 2004 and 2003, respectively.

(3)	Restricted stock awards were made pursuant to our 2004 Amended and Restated Stock Incentive Plan. At December 31, 2005, Mr. Welch held 47,088 restricted shares with a value of $2,143,917 based on the closing price of our common stock on the NYSE on December 31, 2005 of $45.53; Mr. Stone held 10,000 restricted shares with a value of $455,300, Mr. Wenzel held 9,500 restricted shares with a value of $432,535, Mr. Glassinger held 9,000 restricted shares with a value of $409,770 and Mr. Gates held 8,000 restricted shares with a value of $364,240.

(4)	Except as indicated in the following notes, amounts in all other compensation reflect amounts contributed or accrued by the Company on behalf of the named executive officers under the Company’s 401(k) profit sharing plan (which was a $7,000 match for each named executive officer) and the economic benefit attributable to group life insurance coverage.

(5)	Perquisites include country club memberships ($13,015).

(6)	Other compensation during 2005, 2004 and 2003 includes $3,716 representing the economic benefit of a group term life insurance policy as to which the Company is not the beneficiary.

(7)	Includes $3,500 of premiums paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(8)	Includes $4,000 of premiums paid by the Company for a life insurance policy as to which the Company is not a beneficiary.
Stock Options and Restricted Stock Granted in 2005
     During 2005, Mr. Welch, chief executive officer, was granted 25,000 shares of restricted stock, Mr. Stone was granted 10,000 shares of restricted stock, Mr. Wenzel was granted 7,000 shares of restricted stock, Mr. Glassinger was granted 9,000 shares of restricted stock, and Mr. Gates was granted 8,000 shares of restricted stock, pursuant to the Company’s 2004 Amended and Restated Stock Incentive Plan (the “Plan”). Mr. Welch was also granted 20,000 shares of restricted stock on February 7, 2006, pursuant to the Plan. The following table illustrates stock options granted to the named executive officers during 2005:

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration	Fair Value at
Name	Granted (1)	2005	($/Share)	Date	Date of Grant (2)
David H. Welch	30,000	35%	$48.29	6/16/2015	$607,800
James H. Stone	15,000	18%	$49.31	6/27/2015	$310,350
Jerome F. Wenzel, Jr.	None	—	—	—	—
Andrew L. Gates, III	None	—	—	—	—
Craig L. Glassinger	None	—	—	—	—

(1)	Options vest 20% each year over a five-year period.

(2)	The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (a) dividend yield of 0%, (b) expected volatility of 36.5%, (c) risk-free interest rate of 3.79% and (d) expected life of six years.

Fiscal Year-End Option Values and Stock Option Exercises
     The following tables contain information concerning the number and value of exercisable and unexercisable options at December 31, 2005, as well as stock options exercised by the named executive officers during 2005.

			Number of Securities		Value of Unexercised
	Shares	Value	Underlying Unexercised		In-The-Money Options
	Acquired on	Realized	Options at December 31, 2005		at December 31, 2005 (2)
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
David H. Welch	—	$—	20,000	110,000	$—	$—
James H. Stone	—	—	75,200	32,800	312,564	217,446
Jerome F. Wenzel, Jr.	—	—	2,000	8,000	2,990	11,960
Andrew L. Gates, III	35,000	1,224,213	51,400	10,600	372,548	119,017
Craig L. Glassinger	32,000	1,129,523	56,200	16,800	497,134	199,051

(1)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2)	The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2005 of $45.53 and the per share exercise price of the stock option.
Equity Compensation Plan Information as of December 31, 2005

Number of
securities
remaining available
for future issuance
	Number of	Weighted-	under equity
	securities to be	average	compensation plans
	issued upon	exercise price	(excluding
	exercise of	of outstanding	securities reflected
	options	options	in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,902,062	$41.99	600,953
Equity compensation plans not approved by security holders	—	—	—

Total	1,902,062	$41.99	600,953

(1)	Outstanding options include options to purchase 7,948 shares assumed by Stone as a result of the merger with Basin Exploration during 2001. No equity compensation plans have been adopted without approval by security holders.
Compensation Committee Report on Executive Compensation
     The Compensation Committee’s principal duty is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s Stock Option and Incentive Compensation Plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans they administer other than as recipients of annual automatic grants pursuant to the Plan.
     Executive Compensation. The Committee believes that the compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but that it should also serve to align the interests of the executive officers with those of the stockholders. To achieve these ends, in addition to a competitive yet modest base salary, the Company has adopted incentive compensation plans that are dependent upon the Company’s performance. The Compensation Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

     Base Salary. While the Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Committee has established a philosophy of generally providing more conservative base salaries and more aggressive incentive compensation opportunities than the market in order to strongly emphasize pay-for-performance. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Committee intends to review the executive group’s salaries on an annual basis and adjust them if they deviate substantially from the marketplace, including the Peer Group, and salary levels implied by other market data. The Peer Group consists of the companies named below under the heading “Stockholder Return Performance Presentation.”
     Incentive Compensation. In February 2005, the Board of Directors approved and adopted the Revised (2005) Annual Incentive Compensation Plan, which amended the existing plan to provide for a maximum incentive pool equal to twice the aggregate base salaries of all eligible employees for the relevant plan year. Under the Plan, bonuses are primarily tied to several performance criteria determined by the Compensation Committee on an annual basis. The Committee established the 2006 performance goals for the Plan, and the performance factors include growing production, growing reserves, decreasing full cycle costs, and decreasing total recordable incident rates for safety matters. A portion of the bonus pool remains discretionary with the Committee. The revised Plan was filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2004. To the extent that performance criteria are met, an incentive pool is generated from which annual bonuses are awarded. The amount of the incentive pool, however, may not exceed twice the aggregate base salaries of all eligible employees for the relevant plan year.
     The Committee is responsible for determining the participants, performance criteria to be used, award levels and allocation of generated incentives. Any allocated incentives are awarded to individuals, including executive officers, based upon a combination of company and individual performance factors. It is the overall objective of the Company that the Plan not reward employees until the Company’s stockholders have been appropriately rewarded for investing in the Company. The Committee is not required to grant awards for all amounts available under the Plan. For the 2005 performance year, a total of $3.0 million will be paid in April 2006. Awards granted to the named executive officers for the 2005 performance year are presented under “Bonus” in the Summary Compensation Table.
     Stock Incentive Plan. Stock option and restricted stock grants are designed to align the long-term interests of the Company’s employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. The Company’s 2004 Amended and Restated Stock Incentive Plan currently authorizes the Compensation Committee to award stock incentives to purchase up to 4,225,000 shares of Common Stock. The Committee grants non-statutory options at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Options granted to employees generally have ten-year terms, with exercise restrictions that lapse over a five-year period. Options granted to non-employee directors have had five-year terms, with exercise restrictions that lapse over a three-year period. The Plan requires stockholder approval to amend any outstanding option contract to lower the option price. Restricted stock grants are to fully vest in two years or more at the discretion of the Compensation Committee.
     Long Term Incentive Plan. The implementation of the Long Term Incentive Plan, beginning in 2006 is designed to provide compensation for performance and be competitive for similar positions in the marketplace. Participants will receive awards 50% of which will vest over a three year period and 50% of which will be based on a defined performance factor. The defined performance factor for 2006 will vary within a range of multiples depending on Stone’s share price as compared to the performance of the share prices of Stone’s peers. The awards for 2006 performance will be made in 2007.
     401(k) Plan. Under the Company’s 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 60% of their compensation up to a maximum amount, plus up to an additional $5,000 catch-up adjustment for employees over the age of 50 (subject to certain limitations imposed under the Code). The plan provides that a discretionary match of employee deferrals, before catch-up adjustments, may be made by the Company, at its discretion, in cash or shares of Common Stock. During 2005, the Company’s discretionary match of employee deferrals totaled approximately $1.0 million. The amounts held under the plan are to be invested among various investment funds maintained under the plan in accordance with the directions of each participant.
     Salary deferral contributions are 100% vested. Matching contributions are vested over a period of five years at the rate of 20% per year. If a participant terminates employment with the Company after attaining age 65 or by reason of death or disability, however, the participant will be fully vested in his or her share of Company matching contributions. If a participant terminates employment with the company after attaining age 55 and has completed five years of service, the participant will be fully vested in his or her share of Company matching contributions. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. In addition, hardship distributions to participants from the plan are available under certain conditions. The amount of benefits ultimately payable to a participant under the plan depends on the level of the participant’s elective deferrals under the plan, the amount of Company matching contributions made to the plan and the performance of the investment funds maintained under the plan in which contributions are invested.

     Deferred Compensation Plan. The Stone Energy Corporation Deferred Compensation Plan provides eligible executives with the option to defer up to 100% of their compensation for a calendar year, and we may, at our discretion, match a portion or all of the participant’s deferral based upon a percentage determined by the Board of Directors. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. During the year ended December 31, 2005, there were no matching contributions made by Stone.
     Chief Executive Officer Compensation. As described above, the Company’s executive compensation philosophy, including the compensation of David H. Welch, the Company’s Chief Executive Officer, during 2005 was a competitive, but conservative, base salary and incentive compensation based upon the Company’s performance.
     Base Salary. Mr. Welch’s annual base salary for 2005 remained at $400,000.
     Incentive Compensation. Mr. Welch was awarded a $160,000 bonus for the 2005 performance year. This award was based upon the criteria set forth above under “Incentive Compensation.” In January 2005, the Company also paid Mr. Welch an employment bonus of $200,000 deferred from 2004.
     Stock Incentive Plan. On April 1, 2004, Mr. Welch was granted 100,000 options to purchase shares of Common Stock pursuant to the 2003 Amended and Restated Stock Option Plan. On December 31, 2004, Mr. Welch was granted 27,610 shares of restricted stock pursuant to the 2004 Amended and Restated Stock Incentive Plan (the “Plan”) in connection with his employment with the Company. On June 16, 2005, Mr. Welch was granted 25,000 shares of restricted stock and options to purchase 30,000 shares of Common Stock pursuant to the Plan. On February 7, 2006, Mr. Welch was granted 20,000 shares of restricted stock and options to purchase 15,000 shares of Common Stock pursuant to the Plan.
     Employment Agreements, Termination of Employment, and Change-in-Control Agreements.
     Employment Agreements
     On May 19, 2005, the Company entered into an employment agreement, commencing August 1, 2005, with Mr. Kenneth H. Beer. Under the agreement, Mr. Beer will receive a base salary of $260,000 annually, and an award of 20,000 shares of restricted stock with which one-third of the restrictions will lapse each year over three years. Mr. Beer will also receive stock options to acquire 30,000 shares of the Company’s common stock (vesting 20% percent per year over five years), and the eligibility to receive additional awards with annual targets of 10,000 shares of restricted stock and stock options for 10,000 shares. The agreement further provides for relocation assistance and/or lodging for a period not to exceed eighteen months.
     On January 12, 2006, the Company entered into an employment agreement with Mr. David H. Welch. Among other non-material items, upon completion of five consecutive years of employment, Mr. Welch will not be required to forfeit, at the time of retirement, any unvested stock options or any restricted shares, and these options will continue to vest and the restrictions will continue to lapse without his being an employee of the Company. Additionally, upon termination, other than for cause or change of control, Mr. Welch will receive a lump sum cash severance payment equal to 2.99 times the sum of his annual base salary and any target bonus at the 100% level, plus outplacement services of up to 5% of his base salary. To the extent such payments are subject to any tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the Company will pay Mr. Welch an additional amount to offset the Excise Tax. The Company agreed to employ Mr. Welch through December 31, 2008, with the term of the agreement to be automatically extended for one year on each December 31, such that each December 31 will begin a new three-year term.
     Severance Policies
     On August 18, 2005, the Company approved an executive severance policy for employees at the level of vice president or higher. Under the policy, such executives will be eligible to receive a lump sum cash severance payment equal to one year base salary or, in the case of certain designated executives, a lump sum cash severance payment equal to 2.99 times the executive’s base salary and any target bonus at the one hundred percent level in the event that they are terminated from the Company for any one of the reasons stated in the policy. The executives are also eligible for outplacement services at a cost not to exceed five percent of the executive’s base annual salary. No benefit is payable under this policy to employees who enter into separate written severance agreements with the Company on or after the effective date of this policy and who are entitled to receive severance payments thereunder as a result of their termination of employment. No benefit is payable under this policy to an employee who is entitled to receive severance benefits as a result of termination of employment under a change of control policy of the Company.
     Also on August 18, 2005, the Company’s Board of Directors approved an executive change-in-control severance policy for Messrs. Welch and Beer. The policy provides that in the event Messrs. Welch and Beer are terminated or resign for good cause as defined in the policy within twenty-four months of a change-in-control (a double trigger), they will be eligible to receive a lump sum cash severance payment equal to 2.99 times the executive’s base salary and any target bonus at the one hundred percent level. The executives are also eligible for outplacement services at a cost not to exceed five percent of the base annual salary of the executive. To the extent such payments are subject to the Excise Tax, the designated executive will be entitled to an additional amount to offset the Excise Tax. No benefit is payable under this policy to employees who enter into a separate written severance agreement with the Company on or after the effective date of the policy and who are entitled to receive severance payments thereunder as a result of a termination of service in connection with, or within twenty-four (24) months after, a change in control
     Both, the severance and change-in-control policy, are subject to review, change or cancellation at any time and at the sole discretion of the compensation committee. However, the change-in-control policy may not be changed as to the designated executives after a change in control.

Compensation Committee
March 28, 2006
Richard A. Pattarozzi — Chairman
George R. Christmas
Raymond B. Gary
David R. Voelker
     The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.
CODE OF BUSINESS CONDUCT AND ETHICS
     The Company has a Code of Business Conduct and Ethics that applies to all of its employees including the Chief Executive Officer, Chief Financial Officer, and the Chief Accounting Officer. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s Web site at www.stoneenergy.com.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders. The information below is also disclosed in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K.
     James H. Stone, the Chairman of the Board of Directors, owns up to 7.5% of the working interests in the Weeks Island Field. This interest was acquired prior to our initial public offering in 1993. In his capacity as working interest owner, he is required to pay a proportional share of all costs and is entitled to receive his proportional share of revenue.
     The son of John P. Laborde, one of our directors, has an interest in several marine service companies that provided services to the Company during 2005. Mr. Laborde has no interest in these companies. The value of these services in 2005 was approximately $1.9 million.

AUDIT COMMITTEE REPORT
     The Audit Committee’s principal functions are to (i) annually review and reassess the adequacy of its charter; (ii) review the engagement of an independent registered public accounting firm including the firm’s qualifications and independence; (iii) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (iv) review with management the Company’s major financial risk exposures; (v) review changes to the Company’s significant auditing and accounting principles and practices; (vi) consult with our independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (vii) review the significant reports prepared by the internal auditor; and (viii) assist the Board of Directors in monitoring compliance with legal and regulatory requirements.
     The Company believes that each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange. In addition, each member of the Audit Committee is deemed a financial expert.
     In connection with the Company’s consolidated financial statements for the year ended December 31, 2005, the Audit Committee has:
•	reviewed and discussed the audited financial statements with management;

•	approved the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006;

•	discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards 61, as amended; and

•	received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with the independent registered public accounting firm their independence.
     Based on the review and discussions with the Company’s management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Audit Committee
March 28, 2006
Peter K. Barker — Chairman
Robert A. Bernhard
Raymond B. Gary
David R. Voelker
     The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts. To the extent permitted by the Federal Securities laws the foregoing information shall not be deemed to be “soliciting material,” or subject to Regulation 14A.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
     As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:
1.	$100 was invested in the Company’s Common Stock, the S&P 500 and the Peer Group (as defined below) on December 31, 2000 at $64.55 per share for the Company’s Common Stock and at the closing price of the stocks comprising the S&P 500 and the Peer Group, respectively, on such date.

2.	Peer Group investment is weighted based upon the market capitalization of each individual company within the Peer Group at the beginning of the period.

3.	Dividends are reinvested on the ex-dividend dates.

Measurement Period		New Peer	Old Peer
(Fiscal Year Covered)	SGY	Group	Group	S&P 500
12/31/01	$61.19	$76.36	$78.23	$88.11
12/31/02	51.68	82.35	81.16	68.64
12/31/03	65.76	107.69	106.31	88.33
12/31/04	69.85	149.47	145.87	97.94
12/31/05	70.53	225.98	222.97	102.75
     The companies that comprise the Company’s current Peer Group are as follows: Cabot Oil & Gas Corporation, Callon Petroleum Company, Forest Oil Corporation, Meridian Resource Corporation, Newfield Exploration Company, Noble Energy, Inc., Pogo Producing Company, St. Mary Land and Exploration Company, Swift Energy Company, The Houston Exploration Company, Vintage Petroleum, Inc. and XTO Energy Inc. Spinnaker Exploration Company was removed from the Company’s Peer Group pursuant to a merger during 2005, and Callon Petroleum Company was added to replace Spinnaker.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2006. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board of Directors believes that the change would be in the best interests of the Company and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.
     The Company is advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
     During 2005 and 2004, the Company incurred the following aggregate fees for the following services rendered:

	2005	2004
Audit Fees	$741,391	$361,600
Audit-Related Fees	18,039	22,908
Tax Compliance and Consulting	35,200	23,875
All Other Fees	—	—

Total	$794,630	$408,383

     Audit Fees represent fees for professional services provided in connection with the audit of our financial statements, attestation work in connection with the Company’s Sarbanes-Oxley Section 404 internal control compliance, review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
     The Company’s Audit Committee does not believe that these services have impacted Ernst & Young LLP’s independence. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to shareholder ratification), and approves all audit engagement fees and terms and all significant non-audit engagements with the independent registered public accounting firm. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.
     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THIS APPOINTMENT.
     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

OTHER MATTERS FOR 2006 ANNUAL MEETING
     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
     Stockholder Communications with Directors. If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at the Company, they should send their complaint in writing to Mr. Barker, the Chairman of the Audit Committee at the Company’s principal executive offices. If any stockholder or third party has a concern about the Company or otherwise wishes to communicate with the Board, they should send their communication in writing to the Chairman at the Company’s principal executive offices. If any stockholder wishes to communicate with a Non-Management director, they should send the communication in writing to Mr. Duplantis, the presiding director of the Non-Management Committee, at the Company’s principal executive offices. A majority of the independent directors shall approve the Company’s process for collecting and organizing stockholder communications to the Board.
     A stockholder, who wishes to communicate directly with the Chairman, the Board, a committee of the Board or with another individual Director, should send the communication to Stone Energy Corporation:
Board of Directors [or committee name or
Director’s name, as appropriate]
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
     The Company will forward all stockholder correspondence about the Company to the Chairman of the Board, a committee or individual Director, as appropriate.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company’s 2007 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated at the beginning of this proxy statement, so that the Secretary receives it no later than December 11, 2006.
     The Securities and Exchange Commission proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. We are householding proxy materials for our stockholders of record in connection with our 2006 Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of our common stock through a broker or bank that has determined to household proxy materials:
•	Only one Proxy Statement and Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary; and

•	We will promptly deliver you a separate copy of the Proxy Statement and Annual Report to Stockholders for the 2007 Annual Meeting and for future meetings if you so request by calling us at (337) 237-0410 or by writing to our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or you can contact your bank or broker to make a similar request.
     If your household is receiving multiple copies of our proxy statements and annual reports, you can request delivery from your bank or broker of only a single copy of our proxy statements and annual reports if your bank or broker has determined to household proxy materials.

By Order of the Board of Directors,

Andrew L Gates, III
Secretary
March 28, 2006

APPENDIX A
AUDIT COMMITTEE CHARTER
Purpose
The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent public accountants, and (4) the compliance by the Company with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
Committee Membership
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.
The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint or replace the independent public accountants (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities.
The Audit Committee shall meet as often as it determines is necessary or advisable, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditors and the independent public accountants in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.
The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters
1.	Review and discuss with management and the independent public accountants the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
2.	Review and discuss with management and the independent public accountants the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent public accountants’ reviews of the quarterly financial statements.
3.	Discuss with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance.
5.	Discuss with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
7.	Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:
a.	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent public accountants, internal auditors or management.

b.	The management letter provided by the independent public accountants and the Company’s response to that letter.

c.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
Oversight of the Company’s Relationship with the Independent Public Accountants
8.	Review the experience and qualifications of the senior members of the independent public accounting team.
9.	Obtain and review a report from the independent public accountants at least annually regarding (a) the public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent public accountants and the Company. Evaluate the qualifications, performance and independence of the independent public accountants, including considering whether the public accounting firm’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the public accountant’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the public accountant.
10.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent public accountants who were engaged on the Company’s account.
11.	Discuss with the national office of the independent public accounting firm issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.
12.	Meet with the independent public accountants prior to the audit to discuss the planning and staffing of the audit.
Oversight of the Company’s Internal Audit Function
13.	Review the appointment and replacement of the Company’s internal auditor.
14.	Review the significant reports to management prepared by the internal auditor and management’s responses.
15.	Discuss with the independent public accountant the internal auditor’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
Compliance Oversight Responsibilities
16.	Obtain from the independent public accountants assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.
17.	Obtain reports from management, the Company’s internal auditor and the independent public accountants that the Company and its subsidiary are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the

Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

18.	Discuss with management and the independent public accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.
19.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

This proxy will be voted for each of the nominees for director and for ratification of appointment of registered public accounting firm if the proxy is executed without specific voting instructions.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

								FOR	AGAINST	ABSTAIN
Item 1.	ELECTION OF DIRECTORS		Nominees:	01	Raymond B. Gary	Item 2.	RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
				02	David R. Voelker
	WITHHELD	FOR ALL		03	Peter K. Barker
FOR	FOR ALL	EXCEPT*		04	Kay G. Priestly
☐	☐	☐

*Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

						I PLAN TO ATTEND THE MEETING If you check the box to the right an admission card will be sent to you.				☐

								All as more particularly described in the accompanying Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

								(Signature)

								(Signature)

							Dated:

								NOTE : Please sign exactly as your name appears hereon, joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
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Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/sgy		1-866-540-5760		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at www.stoneenergy.com

STONE ENERGY CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2006
      This Proxy is solicited on behalf of the Board of Directors of Stone Energy Corporation. The undersigned hereby appoints James H. Stone, David H. Welch and B. J. Duplantis, and each of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Stone Energy Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Stone Energy Corporation, on May 18, 2006 at 10:00 a.m., Central Time, in New Orleans, Louisiana or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     Please mark this proxy as indicated below to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
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